                                                                  EXHIBIT 10.9.4


RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Jennifer Love, Esq.
Latham & Watkins
Sears Tower, Suite 5800
Chicago, IL 60606

                           ASSIGNMENT OF GROUND LEASE

      This Assignment of Ground Lease (the "Assignment") made this 6th day of December, 2001 by and between Fitzgeralds Las Vegas, Inc., a Nevada corporation ("Assignor"), and Barden Nevada Gaming, LLC, a Nevada limited liability company ("Assignee" and, together with Assignor, the "Parties" and each, a "Party").

                             PRELIMINARY STATEMENTS

      A. On September 1, 1978, Jewel French Nolan, Julie LaMoyne Nolan, David Kramer, Becky Bennett and Richard James Tinkler ("Landlord"), and M.B. Dalitz, as lessee ("Dalitz"), entered into a written lease (the "Lease") in which Landlord leased to Dalitz and Dalitz leased from Landlord the land described in Exhibit "A" attached hereto (the "Premises"). The Lease was subsequently assigned to several different lessees, and lessee's interest was ultimately assigned to Assignor. A complete list of assignments and amendments is attached hereto as Exhibit "B".

      B. The Parties hereto are parties to that certain Purchase and Sale Agreement dated as of November 22, 2000, by and among Majestic Investor Holdings, LLC, Fitzgeralds Las Vegas, Inc., 101 Main Street Limited Liability Company, Fitzgeralds Mississippi, Inc., Fitzgeralds Gaming Corporation, and certain other affiliates of the foregoing parties, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of December 4, 2000 and as amended by that certain Second Amendment to Purchase and Sale Agreement dated as of November 1, 2001, as assigned (as amended and assigned, the "Purchase and Sale Agreement"), pursuant to which Assignor has agreed to assign and transfer all Real Property Leases (as defined in the Purchase and Sale Agreement) to Assignee.

      C. The United States Bankruptcy Court for the District of Nevada, Northern Division entered an order dated March 19, 2001 and an Amendment to that order dated October 4, 2001, which approved the assumption and assignment of certain executory contracts and unexpired leases, including this Lease, pursuant to Section 365 of the Bankruptcy Code.

      D. Assignor now wishes to assign all of its right, title and interest in the Lease to Assignee and Assignee wishes to accept the assignment from Assignor and assume all of Assignor's obligations under the Lease.

                                   AGREEMENT

     1. Effective Date of Assignment. The assignment in this Assignment shall take effect on December 6th, 2001 at 11:59 p.m. Pacific Standard Time (the "Effective Date"). Assignor shall deliver possession of the Premises to Assignee on the Effective Date.

     2. Assignment and Assumption. Assignor assigns and transfers to Assignee all of its right, title and interest in the Lease as well as all appurtenances, easements, licenses, permits, operating agreements and all other real property interests and agreements relating to Assignor's use of the Premises, and Assignee accepts and assignment and assumes and agrees to perform, from the Effective Date, as a direct obligation to Landlord, all of the provisions in the Lease.

     3. Ground Lessor's Fund. The Parties acknowledge that a One Million Dollar ($1,000,000) trust fund (the "Fund") is maintained at Wells Fargo Bank, N.A. by Assignor for the benefit of Landlord and other ground lessors presently leasing property to Assignor. At or close in time to the Effective Date, the Fund will be transferred to Assignee, who shall continue to maintain the Fund for the benefit of the Landlord and other ground lessors, pursuant to the terms of the Lease. Upon transfer of the Fund, Assignee shall be solely responsible for all trust administration costs and Assignor shall have no further obligations with respect to the Fund.

     4. Hold Harmless. If Assignee defaults under the Lease, Assignee shall indemnify and hold Assignor harmless from all damages resulting from the default. If Assignee defaults in its obligations under the Lease and Assignor pays rent to Landlord; and/or fulfills any of the Assignee's other obligations in order to prevent Assignee from being in default, Assignee shall immediately reimburse Assignor for the amount of the rent or coast expended by Assignor, together with interest on those sums at a rate of twelve percent (12%) per annum. If Assignor defaults under the Lease at any time prior to Closing, as defined in the Purchase and Sale Agreement, Assignor shall indemnify and hold harmless Assignee from all damages resulting from the default. Notwithstanding the foregoing, the covenants contained in this Assignment shall not supercede those representations and warranties set forth in the Purchase and Sale Agreement.

     5. Miscellaneous. This Assignment is the entire agreement and supercedes all prior agreements or representations, except as otherwise indicated in this Assignment. This Assignment is binding on the Parties hereto, their successors and assigns, and shall not confer any rights or remedies to any third person. No waiver of any provision of this Assignment shall be valid unless the same is in writing and signed by the Party against whom such waiver is sought to be enforced. No valid waiver of any provision of this Assignment at any time shall be deemed a waiver of any other provision of this Assignment. The Parties warrant and represent that the individuals signing below are authorized and empowered to enter into and execute this Assignment on behalf of each Party respectively. This Assignment shall be governed by the laws of the State of Nevada without giving effect to any choice or conflict of law provision and the sole jurisdiction and venue shall be Clark County, Nevada. All notices and other communication shall be in writing and sent by registered or certified mail to the addresses listed in the Purchase and Sale Agreement or such other address provided by the Parties.

      IN WITNESS WHEREOF, the Parties have set their hands as of the date and year first written above.

                                          ASSIGNOR:

                                          Fitzgeralds Las Vegas, Inc.
                                          a Nevada corporation

                                          By: /s/ P. D. GRIFFITH
                                              -------------------------
                                          Name: Philip D. Griffith
                                                -----------------------
                                          Title: President/CEO
                                                -----------------------

                                          ASSIGNEE:

                                          Barden Nevada Gaming, LLC,
                                          a Nevada limited liability company

                                          By:
                                              -------------------------
                                          Name:
                                                -----------------------
                                          Title:
                                                -----------------------

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year first above written.

                                          ASSIGNOR:

                                          FITZGERALDS LAS VEGAS, INC.
                                          a Nevada corporation

                                          By:
                                              -------------------------
                                          Name:
                                                -----------------------
                                          Title:
                                                 ----------------------

                                          ASSIGNEE:

                                          BARDEN NEVADA GAMING, LLC,
                                          a Nevada limited-liability company

                                          By: /s/ Don Barden
                                              -------------------------
                                          Name: Don Barden
                                                -----------------------
                                          Title: President
                                                 ----------------------

STATE OF NEVADA  )
                 )  SS.
COUNTY OF CLARK  )

     On December 4, 2001, personally appeared before me, a Notary Public, Phillip D. Griffith as President/CEO of the Fitzgerald Las Vegas, a _________ corporation, who acknowledged that he executed the above instrument.


[NOTARY PUBLIC STAMP]               CYNTHIA A. FREMONT
                                    --------------------
                                    Notary Public



STATE OF ILLINOIS  )
                   )  SS.
COUNTY OF COOK     )

     On December 6, 2001, personally appeared before me, a Notary Public, Don H. Barden as President of the Barden Nevada Gaming, LLC, a Nevada LLC, who acknowledged that he executed the above instrument.


[NOTARY PUBLIC STAMP]               JANIS I. ROHRER
                                    --------------------
                                    Notary Public

                                   EXHIBIT A

                          DESCRIPTION OF THE PREMISES

Parcel Five (5):

Lots Seventeen (17) through Nineteen (19) in Block 30 of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Together with those portions of vacated alleys that lies adjacent to said lots as provided for in that certain Order of Vacation recorded August 27, 1999 in Book 990827 as Instrument/File No. 00495 of Official Records, Clark Country, Nevada.

Saving and excepting the Southwesterly 15.97 feet of Lot Nineteen (19) in Block Thirty (30) of Clark's Las Vegas Townsite, as shown by map thereof on file in book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Together with all of that portion of the Southwesterly 15.97 feet of Lot Nineteen (19) and Lot Twenty (20) and that portion of the Northeasterly 5.05 feet of Lot Twenty-One (21), all in Block Thirty (30) of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 Page 37, in the office of the County recorder of Clark County, Nevada, lying above that particular horizontal plan established as elevation 2,033.64 feet based on the City of Las Vegas Bench Mark No. 06134A11, said elevation being also the top of a structural concrete floor.

Parcel Six (6)

The Southwesterly 15.97 feet of Lot Nineteen (19) in Block Thirty (30) of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Saving and excepting therefrom all of that portion of the Southwesterly 15.97 feet of Lot Nineteen (19) and Lot Twenty (20) and that portion of the Northeasterly 5.05 feet of Twenty-One (21), all in Block Thirty (30) of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 Page 37, in the office of the County recorder of Clark County, Nevada, lying above that particular horizontal plane established as elevation 2, 033.64 feet based on the City of Las Vegas Bench Mark No. 06134A11, said elevation being also the top of a structural concrete floor.

Together with those portions of vacated alleys that lies adjacent to said lots as provided for in that certain Order of Vacation recorded August 27, 1999 in Book 990827 as Instrument/File No. 00495 of Official Records, Clark County, Nevada.

                                   EXHIBIT B

                           Assignments and Amendments

Parcels Five (5) and Six (6):

A leasehold as created by that certain lease dated September 1, 1978, executed by Jewel French Nolan and Julie LaMoyne Nolan, David Kramer, Betty Bennett and Richard James Tinkler, as lessors, and M.B. Dalitz, as lessee, recorded June 19, 1979, Instrument No. 1031691, Book 1072 of Official Records; as amended and assigned by the following:

Assignment dated June 13, 1980, executed by M.B. Dalitz, the interest of Assignor in and to the above leasehold estate was assigned to Moe B. Dalitz, Trustee of "The M.B. Dalitz Revocable Trust" dated January 25, 1980 as assignee, recorded September 12, 1980, Instrument No. 1239412, Book 1280;

Memorandum of Lease dated December 30, 1982, executed by M.B. Dalitz, the M.B. Dalitz Revocable Trust and Sundance Hotel & Casino, Inc. wherein an Amended and Restated Lease dated September 24, 1980 was subleased to Sundance Associates, recorded December 30, 1982, Instrument No. 1626309, Book 1667;

Assignment dated December 30, 1982, executed by M.B. Dalitz a/k/a Moe B. Dalitz and Moe B. Dalitz as Trustee under the Revocable Trusts dated January 4, 1980; October 8, 1980 (as amended December 20, 1982) and May 27, 1982, as assignors, to the M.B. Dalitz Revocable Trust dated October 8, 1980 (as amended December 20, 1982), as assignee trust, recorded December 30, 1982, Instrument No. 1626310, Book 1667.

Amendment dated December 20, 1982, executed by Julie LaMoyne Nolan, David Kramer, Betty Bennett, Richard James Tinkler, M.B. Dalitz, the M.B. Dalitz Revocable Trust, Sundance Hotel and Casino, Inc., Sundance Associates and Public Employees Retirement System of Nevada, recorded January 5, 1983, Instrument No. 1628019, Book 1669, of Official Records;

Amendment dated January 5, 1983, executed by M.B. Dalitz, the M.B. Dalitz Revocable Trust, Pioneer Citizens Bank of Nevada, Sundance Hotel and Casino, Inc. and Sundance Associates, recorded January 5, 1983, Instrument No. 1628023, Book 1669, of Official Records;

Assignment executed by the M.B. Dalitz Revocable Trust as General Partner in Sundance Associates, Inc., the interest of Assignor was assigned to Sundance Hotel & Casino, Inc., a Nevada corporation, as assignee, recorded December 10, 1984, Instrument No. 1992485, Book 2033, said assignment was amended by that certain "Amended Assignment" recorded December 11, 1984, Instrument No. 1993105, Book 2034 wherein a 50% interest of Sundance Associates, Inc. was assigned to M.B. Dalitz, Trustee of the M.B. Dalitz Revocable Trust;

A Termination of the leasehold interest held by the Sundance Hotel and Casino, Inc., a Nevada corporation, was recorded November 2, 1987, in Book 871102, as Instrument No. 00191; Deed to Fremont and Third Limited Partnership, a Nevada limited partnership recorded November 2, 1987, in Book 871102, as Instrument No. 00197; Deed to Fitzgeralds Las Vegas Limited Partnership, recorded March 25, 1994, in Book 940325, as Instrument No. 02224;

Assignment dated November 1, 1987, executed by M.B. Dalitz, Trustee of The M.B. Dalitz Revocable Trust, the interest of Assignor in and to the above leasehold estate was assigned to Fremont and Third Limited Partnership, a Nevada limited partnership, as assignee, recorded November 2, 1987, Instrument No. 00198, Book 871102;

Assignment executed by Fitzgeralds Las Vegas Limited Partnership, a Nevada limited partnership, the interest of Assignor in and to the above leasehold estate was assigned to Fitzgeralds Las Vegas, Inc., a Nevada corporation, as assignee, recorded February 17, 1995, Instrument No. 00134, Book 950217.

Unrecorded Second Amendment dated as of November 29, 1998, by and between Fitzgeralds Las Vegas, Inc. and John A. Kramer, as Trustee of the Trust created by the Will of David Kramer, deceased, as successor in interest to David Kramer, Julie LaMoyne Nolen, as successor in interest to Jewell French Nolen, Betty Bennett and Richard James Tinkler.